SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2002

IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	0-25756 (Commission File Number)	72-1280718 (I.R.S. Employer Identification No.)

1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560
(Address of Principal Executive Offices)

(337) 365-2361
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

Acadiana Acquisition

On September 23, 2002, IBERIABANK Corporation (the “Company”) and Acadiana Bancshares, Inc. (“Acadiana”) announced that they would combine pursuant to an Agreement and Plan of Merger (the “Agreement”) dated as of September 23, 2002. The transaction, which was approved by the boards of directors of both companies, is subject to normal regulatory approvals and the approval of the shareholders of Acadiana.

In connection with the execution of the Agreement, the Company and Acadiana entered into an option agreement pursuant to which Acadiana granted the Company an option to purchase up to 4.9% of Acadiana’s shares, exercisable at $23.76 per share under certain circumstances.

The press release announcing approval of the Agreement is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Quarterly Cash Dividend

On September 23, 2002, the Company announced the declaration of a quarterly cash dividend of $0.20 per share. The press release announcing the cash dividend is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1	Press Release dated September 23, 2002, announcing approval of the Agreement.
Exhibit 99.2	Press Release dated September 23, 2002, announcing declaration of cash dividend.
Exhibit 99.3	Presentation to the ST1/Robinson - Humphrey Conference, September 24, 2002.
Exhibit 99.4	Investor Presentation - Merger with Acadiana, September 23, 2002.

Item 9.    Regulation FD Disclosure

The Company’s presentation to the ST1/Robinson - Humphrey Conference, September 24, 2002, is attached to this Report as Exhibit 99.3 and is incorporated under Item 9 by reference.

The Company’s investor presentation regarding the merger with Acadiana, dated September 23, 2002, is attached to this Report as Exhibit 99.4 and is incorporated under Item 9 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IBERIABANK CORPORATION

By:	/s/ DARYL G. BYRD
Daryl G. Byrd President and Chief Executive Officer

DATE: September 23, 2002